UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

MID-SOUTHERN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	001-38491	82-4821705
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 North Water Street	47167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 883-2639

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MSVB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	A Special Meeting of Stockholders of Mid-Southern Bancorp, Inc. (the “Company”) was held on September 25, 2019 (“Special Meeting”).

(b)
There were a total of 3,565,196 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 2,211,060 shares of common stock were represented in person or by proxy, therefore, a quorum was present. The following proposal was submitted by the Company’s Board of Directors to a vote of stockholders:

1.
Proposal 1.  Approval of 2019 Equity Incentive Plan:  Stockholders approved the Mid-Southern Bancorp, Inc. 2019 Equity Incentive Plan, which consists of 255,987 stock options and 102,395 shares of restricted stock, by the following vote:

	Number of Votes	Percentage
For	1,760,485	79.6
Against	322,895	14.6
Abstain	127,680	5.8
Broker non-votes	--	--

(c) None.

(d) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-SOUTHERN BANCORP, INC.

Date: September 27, 2019	/s/Alexander G. Babey
Alexander G. Babey
President and Chief Executive Officer